Exhibit 99.1

For more information, contact:

Christine Cassidy

Fallon Community Health Plan

508-368-9502

christine.cassidy@fchp.org

David W. Carter

Magellan Health Services

860-507-1909

dwcarter@magellanhealth.com

Fallon Total Care

Selected to Provide Integrated Health Care to Dual Eligible Medicare and Medicaid Residents in Massachusetts

The joint venture between Fallon Community Health Plan and Magellan Health Services will serve individuals in 10 counties across the state.

Worcester, Mass., November 5, 2012—Fallon Total Care™, the joint venture between Fallon Community Health Plan (FCHP) and Magellan Health Services (NASDAQ: MGLN), has been selected to participate in a new, three-year demonstration program to provide integrated health care to individuals aged 21 to 64 years who are eligible for both Medicare and Medicaid. Participation in the program will allow Fallon Total Care to serve dual-eligible residents in 10 counties across Massachusetts: Barnstable, Bristol, Essex, Hampden, Hampshire, Middlesex, Norfolk, Plymouth, Suffolk and Worcester.

Fallon Total Care integrates Magellan’s expertise in behavioral health services and FCHP’s physical health capabilities and clinical experience to create an entirely new and transformative model of care specific to this population.

“Fallon Community Health Plan is very pleased to partner with Magellan to create Fallon Total Care, and to work together to support the unique health care needs of this important and vulnerable population,” said Richard Burke, FCHP’s President of Senior Care Services and Government Programs and Chairman of Fallon Total Care’s board of managers. “For FCHP, one of the first health plans in the country to provide coverage to Medicare beneficiaries and the nation’s top NCQA-ranked Medicaid health plan for five of the past six years, this opportunity further supports our mission and our unwavering commitment to increasing and improving access to quality-based, affordable health care.”

“We welcome the opportunity to bring our experience and innovation to the people of Massachusetts,” said Scott Markovich, Magellan’s senior vice president for Medicaid strategy.  “As one of the largest providers of behavioral health services for Medicaid members nationally, we’ve been at the forefront of serving this population, many of whom are dual eligibles. We understand the importance of moving beyond the traditional care management system to integrate both medical and behavioral health care. Our goal in partnering with Fallon Community Health Plan is to fundamentally change how health care is delivered so that we can improve the quality and outcomes of this population. This is a transformational event for Magellan as we move aggressively from developing a Medicaid strategy for the future to implementing Fallon Total Care’s unique model of care to specific states.”

Massachusetts will be one of the first states in the nation to launch a dual-eligible demonstration program being offered by the Centers for Medicare & Medicaid’s Federal Coordinated Health Care Office. The goal of the contract awards, subject to completion of readiness review and contract negotiation, is to provide enrollees with comprehensive, integrated services that address their full range of medical and behavioral health needs. Dual-eligible adults under the age of 65 typically have complex care needs—they may be disabled and often have serious mental illnesses.

FCHP’s Medicaid ranking is according to the National Committee for Quality Assurance’s Health Insurance Plan Rankings 2012-13. NCQA is a private, non-profit organization dedicated to improving health care quality.

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About Fallon Total Care

Headquartered in Worcester, Mass., Fallon Total Care is a joint venture between Fallon Community Health Plan (FCHP), the number one NCQA-ranked Medicaid health plan in the nation, and Magellan Health Services, a national leader in behavioral health care services management. Fallon Total Care leverages the leadership and clinical expertise across both FCHP and Magellan to provide a comprehensive, collaborative and integrated model of care to meet the needs of individuals under the age of 65 who are eligible for both Medicare and Medicaid.

About Fallon Community Health Plan

Founded in 1977, Fallon Community Health Plan is a nationally recognized, not-for-profit health care services organization. From traditional health insurance products available throughout Massachusetts for all populations, to innovative health care programs and services for independent seniors, FCHP supports the diverse and changing needs of all those it serves. FCHP has consistently ranked among the nation’s top health plans, and is the only health plan in Massachusetts to have been awarded “Excellent” Accreditation by the National Committee for Quality Assurance for its HMO, Medicare Advantage and Medicaid products. For more information, visit www.fchp.org.

About Magellan Health Services

Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. As of September 30, 2012, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.8 million members in our behavioral health business, 17.3 million members in our radiology benefits management segment, and 8 million members in our medical pharmacy management product. In addition, the specialty pharmaceutical segment served 40 health plans and several pharmaceutical manufacturers and state Medicaid Programs. The Company’s Medicaid Administration segment served 24 states and the District of Columbia. For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the joint venture development agreement and the resulting joint venture, and the business and management outcomes of the joint venture. These statements are based on the analysis, judgment, belief and expectation of the management of Magellan only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from future results expressed or implied by such forward-looking statements due to, among other things, changes in, or delays in the demonstration program in Massachusetts; the ability of the joint venture to be approved to participate in the demonstration program and to manage integrated behavioral and physical health care for the age 21 to 64 dual eligible population in Massachusetts; greater than expected costs in connection with the joint venture; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Magellan’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 28, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements. Magellan does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

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